Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of DarkPulse, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dennis M. O’Leary, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Dennis M. O’Leary

Dennis M. O’Leary

Chairman, Chief Executive Officer, President,

Chief Financial Officer (Principal Executive Officer and

Principal Financial and Accounting Officer)

Date: July 15, 2024